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                                                                   EXHIBIT 99.11

                         CONSENT OF INDEPENDENT AUDITORS


The Trustees
Keystone Strategic Growth Fund (K-2)
(formerly Keystone Custodian Fund Series K-2)


         We consent to the use of our report dated December 8, 1995, included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.



                                               KPMG Peat Marwick LLP



Boston, Massachusetts
January 24, 1996